Exhibit 99.1

Raser Technologies CEO Provides Amp Acquisition Update

PROVO, Utah—(BUSINESS WIRE)—Jan. 30, 2006—Raser Technologies, Inc. (PCX: RZ - News; “Raser”) a technology licensing company that develops and licenses advanced electric motor, electronic motor drive, power generation and related technologies announced today that Chief Executive Officer Brent M. Cook wrote a letter to all Raser shareholders providing an update on the acquisition of Amp Resources that was announced January 19. The update offers richer detail and analysis of the potential benefits and strategic synergies of the transaction.

In addition, Raser has unveiled a third volume in its “Up to Speed” series of company video updates. In the Volume 3, CEO Cook and other members of the Raser and Amp management describe the opportunities that the Amp acquisition provides Raser. Both the Shareholder Letter and the Up To Speed series are available at http://www.rasertech.com/investor/index.html.

“Raser and Amp are two pioneers in the field of next-generation energy technologies,” Cook said. “The combination of our technology portfolios and growth strategies creates opportunities for Raser shareholders. We want to ensure that all investors have a solid understanding of what the future can hold for the combined company.”

The acquisition is subject to customary closing conditions, including regulatory approvals. A conference call to discuss the transaction and the outlook for the combined companies will be scheduled soon after closing, currently anticipated for the second quarter of 2006. Shareholders are invited to submit questions to Raser at investorrelations@rasertech.com

About Raser Technologies

Formed in 2003, Raser believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser Symetron(TM) technologies more efficiently harness electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser may be found at: www.rasertech.com.

About Amp Resources

Headquartered in Draper, UT, Amp Resources licenses its technologies for renewable power generation and waste heat recovery projects. Amp Resources is in the business of renewal; finding innovative ways to regenerate usable energy from industrial waste heat and/or by tapping self replenishing sources of geothermal power. Further information on Amp Resources may be found at: www.ampresources.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company’s beliefs about the benefits of the proposed merger; the Company’s expectations that the merger will be accretive to Raser’s results; the Company’s beliefs about the performance capabilities of its technology; the Company’s ability to commercially license the technology; the ability of the Company to hire employees sufficient to accelerate engineering and testing; and the Company’s beliefs regarding its research and development efforts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, difficulties encountered in integrating merged businesses, uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; the competitive environment of the motor, controller and power generation industries, and competitive responses to the proposed merger; our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patent and pending patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our quarterly report on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Raser Technologies, Inc.

William Dwyer, 801-765-1200

investorrelations@rasertech.com

or

Amp Resources

Lyle Ball, 801-984-9840

lyleball@ampresources.com